FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement ("Amendment") is made and entered into as of November 1, 1996, by and among Glenborough Properties, L.P., a California Limited Partnership, ("Borrower") , Wells Fargo Bank, National Association ("Wells Fargo"), Imperial Bank, a California Corporation ("Imperial Bank") Fleet National Bank ("Fleet") and each lender which may hereinafter become a party to the Credit Agreement (collectively, "Lenders") and Wells Fargo as Agent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

     WHEREAS, the Borrower, the Lenders, and the Agent have agreed to amend the Credit Agreement as set forth herein.

     NOW THEREFORE, the parties hereto agree:

                  ARTICLE I - AMENDMENT TO THE CREDIT AGREEMENT

1.1 DELETION OF SECTION 2.01 (B) (II). Section 2.01(b) (ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "(ii) Borrower may elect (A) to convert LIBOR Loans or any portion thereof into Base Rate Loans, (B) to convert Base Rate Loans or any portion thereof to LIBOR Loans, or (C) to continue any LIBOR Loans or any portion thereof for an additional Interest Period, provided, however, that the aggregate amount of the Loans being converted into or continued as LIBOR Loans shall, in the aggregate, equal One Million Dollars ($1,000,000) or an integral multiple of Fifty Thousand Dollars ($50,000) in excess thereof. The applicable Interest Period for the continuation of any LIBOR Loan shall commence on the day on which the next preceding Interest Period expires. The conversion of a LIBOR Loan to a Base Rate Loan shall only occur on the last Business Day of the Interest Period relating to such LIBOR Loan. Each such election shall be made by Borrower giving Agent an original or facsimile Notice of Borrowing no later than 9:00 A.M. (San Francisco time), not less than three (3) nor more than five (5) Business Days prior to the date of a conversion to or continuation of a LIBOR Loan, specifying, in each case (1) the amount of the conversion or continuation, (2) the Interest Period therefor, and (3) the date of the conversion or continuation (which date shall be a Business day). Notwithstanding any of the foregoing provisions of this
Section 2.01(b) (ii) to the contrary, if Borrower fails to make an effective election to continue a LIBOR Loan or to convert a LIBOR Loan to a Base Rate Loan prior to the third (3rd) Business Day prior to the last scheduled day of the Interest Period relating to such LIBOR Loan, such LIBOR Loan shall be continued as the case may be, to a LIBOR Loan with an Interest Period of one (1) month; provided, however, that if such conversion or continuation shall cause the number of LIBOR Loan tranches to exceed four (4), such LIBOR Loan shall be converted to a Base Rate Loan."

1.2 DELETION OF SECTION 2.01 (B) (II). Section 2.01(b) (iii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "In the event of a continuation of a LIBOR Loan under subparagraph (ii) above or upon receipt of a Notice of Borrowing in proper form requesting LIBOR Loans under subparagraph (i) or (ii) above, Agent shall determine the LIBOR applicable to the Interest Period for such LIBOR Loans, and shall, two (2) Business Days prior to the beginning of such Interest Period, give (by facsimile) a Fixed Rate Notice in respect thereof to Borrower and Lenders; provided, however, that failure to give such notice to Borrower shall not affect the validity of such rate. Each determination by Agent of the LIBOR shall be conclusive and binding upon the parties hereto in the absence of manifest error."

1.3 DELETION OF SECTION 2.06 (A). Section 2.06 (a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "(a) Voluntary Prepayments. Borrower may, upon not less than one (1) Business Day prior written notice to Agent not later than 11:00 A.M. (San Francisco time) on the date given, at any time and from time to time (including, without limitation, from and after the Term Loan Conversion Date) prepay any Loans in whole or in part. Any notice of prepayment given to Agent under this
Section 2.06 (a) shall specify the date of prepayment and the aggregate principal amount of the prepayment. In the event of a prepayment of LIBOR Loans, Borrower shall concurrently pay any Fixed Rate Price Adjustment payable in respect thereof. Agent shall provide to each Lender a confirming copy of such notice on the same Business Day such notice is received."


                         ARTICLE II- GENERAL PROVISIONS

     2.1 ENTIRE AGREEMENT. Upon execution and delivery of this Amendment by all parties hereto, the Credit shall be modified and amended in accordance with this Amendment, and all the terms and condition of both shall be read together as though they constitute one instrument, except that in the case of conflict the provisions of this Amendment shall prevail.


     2.2. FULL FORCE AND EFFECT. The Credit Agreement, as amended hereby, and each of the Loan Document shall remain in full force and effect.

     2.3. BENEFITS OF AMENDMENT. The terms and provisions of this Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Agent and Lenders.

     2.4. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

     2.5. LIMITATION OF AGREEMENT. Except as especially set forth herein, this Amendment shall not be to waive, amend or modify any term or condition of the Credit Agreement, each of which is ratified and reaffirmed and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     2.6. GOVERNING LAW: WAIVER. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of California.

     2.7. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. Borrower hereby represents and warrants to the Agent and the Lenders that (a) all of Borrower's representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of Borrower's execution of this Amendment; (b) no Default or Event of Default has occurred and is continuing as of such date under any Loan Document; (c) Borrower has the power and authority to enter into this Amendment and to perform all of its obligations hereunder; (d) the execution, delivery and performance of this Amendment by Borrower have been duly authorized by all necessary corporate, partnership or other action; and (e) the execution and delivery of this Amendment and performance thereof by or on behalf of Borrower does not and will not violate the Partnership Agreement of Borrower or the Certificate of Incorporation, By-laws or other organizational documents of Glenborough Realty Trust, Incorporated and does not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to Borrower, Glenborough Realty Trust, Incorporated or their respective Proerties.


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

     IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.


                              BORROWER


                             By: GLENBOROUGH PROPERTIES, L.P.,
                                 a California limited partnership

                             By:  GLENBOROUGH REALTY TRUST, INCORPORATED,
                                  a Maryland corporation, its general partner


                                  By ________________________________________
                                     Name:  _________________________________
                                     Title: _________________________________


                             LENDERS:


                             WELLS FARGO BANK, NATIONAL ASSOCIATION


                                  By  /s/ ANN FRAGEN
                                      ---------------------------------------
                                      Name:  Ann Fragen
                                      Title: Assistant Vice President


                             IMPERIAL BANK, A CALIFORNIA CORPORATION


                                  By ________________________________________
                                     Name:  _________________________________
                                     Title: _________________________________


                               FLEET NATIONAL BANK


                                     By: ____________________________________
                                         Name:  _____________________________
                                         Title: _____________________________





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(SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE)


                                     AGENT:

                                     WELLS FARGO BANK, NATIONAL ASSOCIATION


                                     By: /s/ RITA SWAYNE
                                         ----------------------------------
                                         Name:  Rita Swayne
                                         Title: Sr.Loan Administration Officer

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

     IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above. BORROWER

                             BORROWER


                             By: GLENBOROUGH PROPERTIES, L.P.,
                                 a California limited partnership

                             By:  GLENBOROUGH REALTY TRUST, INCORPORATED,
                                  a Maryland corporation, its general partner


                                  By ________________________________________
                                     Name:  _________________________________
                                     Title: _________________________________


                             LENDERS:


                             WELLS FARGO BANK, NATIONAL ASSOCIATION


                                  By ________________________________________
                                     Name:  _________________________________
                                     Title: _________________________________


                             IMPERIAL BANK, A CALIFORNIA CORPORATION


                                  By /s/ CHADWICK STEARNS
                                     ----------------------------------------
                                     Name:  Chadwick Stearns
                                     Title: Vice President


                               FLEET NATIONAL BANK


                                     By: ____________________________________
                                         Name:  _____________________________
                                         Title: _____________________________

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


     IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above. BORROWER

                             BORROWER


                             By: GLENBOROUGH PROPERTIES, L.P.,
                                 a California limited partnership

                             By:  GLENBOROUGH REALTY TRUST, INCORPORATED,
                                  a Maryland corporation, its general partner


                                  By /s/ ROBERT BATINOVICH
                                     ----------------------------------------
                                     Name:  Robert Batinovich
                                     Title: Chairman, President &
                                            Chief Executive Officer


                             LENDERS:


                             WELLS FARGO BANK, NATIONAL ASSOCIATION


                                  By ________________________________________
                                     Name:  _________________________________
                                     Title: _________________________________


                             IMPERIAL BANK, A CALIFORNIA CORPORATION


                                  By ________________________________________
                                     Name:  _________________________________
                                     Title: _________________________________

                               FLEET NATIONAL BANK


                                     By: ____________________________________
                                         Name:  _____________________________
                                         Title: _____________________________

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

     IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above. BORROWER

                             BORROWER


                             By: GLENBOROUGH PROPERTIES, L.P.,
                                 a California limited partnership

                             By:  GLENBOROUGH REALTY TRUST, INCORPORATED,
                                  a Maryland corporation, its general partner


                                  By ________________________________________
                                     Name:  _________________________________
                                     Title: _________________________________


                             LENDERS:


                             WELLS FARGO BANK, NATIONAL ASSOCIATION


                                  By ________________________________________
                                     Name:  _________________________________
                                     Title: _________________________________


                             IMPERIAL BANK, A CALIFORNIA CORPORATION


                                  By ________________________________________
                                     Name:  _________________________________
                                     Title: _________________________________

                               FLEET NATIONAL BANK


                                     By: /s/ EBEN R. MYRICK
                                             --------------------------------
                                         Name:  Eben R. Myrick
                                         Title: Vice President

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